EXHIBIT 32.1

CERTIFICATION OF JAMES A. CLARK

Pursuant to Section 1350 of Chapter 63 of the

United States Code and Rule 13a-14b

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of LSI Industries Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2022 (the “Report”), I, James A. Clark, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James A. Clark
James A. Clark
Chief Executive Officer and President

Date: May 6, 2022

A signed original of this written statement required by Section 906 has been provided to LSI Industries Inc. and will be retained by LSI Industries Inc. and furnished to the Securities and Exchange Commission or its staff upon request.